Exhibit 5.1

609 Main Street Houston, TX 77002 United States +1 713 836 3600 www.kirkland.com	Facsimile: +1 713 836 3600

October 10, 2024

W&T Offshore, Inc.

5718 Westheimer Road, Suite 700

Houston, Texas 77057

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special counsel to W&T Offshore, Inc., a Texas corporation (the “Company”) in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about October 10, 2024 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, (a) by the Company of an unspecified amount of the following securities: (i) senior debt securities (the “Senior Debt Securities”), (ii) subordinated debt securities (the “Subordinated Debt Securities”, and together with the Senior Debt Securities the “Debt Securities”), which may be fully and unconditionally guaranteed (the “Guarantees”) by the Company’s subsidiaries listed as co-registrants in the Registration Statement (the “Subsidiary Guarantors”), (iii) preferred stock of the Company (the “Preferred Stock”), (iv) Preferred Stock represented by depositary shares (the “Depositary Shares”), (v) warrants to purchase the Preferred Stock (the “Preferred Warrants”), (vi) shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) and (vii) warrants to purchase the Common Stock of the Company (the “Common Warrants”); and (b) by the selling shareholder (as defined in the Registration Statement), of up to 50,605,082 shares of Common Stock (the “Resale Common Stock”), including up to 2,277,063 shares of such Resale Common Stock that is issuable to the selling shareholder upon satisfaction of vesting requirements in accordance with the terms of grants of certain outstanding restricted stock units held by the selling shareholder described in the Registration Statement (the “Vesting Common Stock”). The Common Warrants and Preferred Warrants are collectively referred to as the “Warrants” and the Warrants, together with the Debt Securities, the Guarantees, the Preferred Stock, the Depositary Shares and the Common Stock, are collectively referred to as the “Securities”, which the Company may offer from time to time in one or more classes or series and in amounts on a delayed or continuous basis (the “Offerings”). Any Debt Securities and Preferred Stock may be convertible into or exchangeable for Common Stock or other Securities.

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W&T Offshore, Inc.

October 10, 2024

You have advised us that: (i) the Senior Debt Securities will be issued under the senior indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Senior Indenture”) between the Company, if applicable, the Subsidiary Guarantors and a financial institution to be identified therein as the trustee (the “Trustee”); (ii) the Subordinated Debt Securities will be issued under the subordinated indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Subordinated Indenture”, and together with the Senior Indenture the “Indentures”) between the Company, if applicable, the Subsidiary Guarantors and the Trustee; (iii) the Common Warrants will be issued under one or more common warrant agreements (each, a “Common Warrant Agreement”); (iv) the Preferred Warrants will be issued under one or more preferred warrant agreements (each, a “Preferred Warrant Agreement” and, together with any Common Warrant Agreements, the “Warrant Agreements”) each to be between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”); and (v) the Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”), each to be between the Company and a financial institution identified therein as the depositary (the “Depositary”). The Indentures, each Warrant Agreement and each Deposit Agreement shall be referred to herein as a “Governing Document”). The Trustee, each Depositary and each Warrant Agent shall be referred to herein as a “Governing Document Counterparty”).

For purposes of this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company and (iii) the Registration Statement and the exhibits thereto.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

W&T Offshore, Inc.

October 10, 2024

We have also assumed that:

(i)	the Registration Statement will have become effective and comply with all applicable laws;

(ii)	the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(iii)	a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iv)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(v)	the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the applicable Prospectus Supplement and the relevant Governing Document;

(vi)	the Securities offered, as well as the terms of the applicable Governing Document, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company;

(vii)	the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the applicable Governing Document;

(viii)	the Securities offered as well as the terms of the applicable Governing Document, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(ix)	a definitive distribution, purchase, underwriting, sales agent or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

W&T Offshore, Inc.

October 10, 2024

(x)	any applicable indenture, indenture trustee, and if applicable, the related Guarantees will have been qualified under the Trust Indenture Act of 1939, as amended; and

(xi)	any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.            When the specific terms of any offering or offerings of Common Stock have been duly authorized and established by the Board of Directors of the Company or a committee thereof and in accordance with provisions of any applicable Purchase Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and such shares of Common Stock have been issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law (which shall be in an amount at least equal to the par value of the shares being issued and sold) or upon exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid and non-assessable.

2.            Upon designation of the preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions, of any series of Preferred Stock by the Board of Directors of the Company or a committee thereof and proper filing with the Secretary of State of the State of Texas of a certificate of designations relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and such shares of Preferred Stock have been issued, sold and delivered against payment therefor in accordance with such authorization and the applicable Purchase Agreement and applicable law (which shall be in an amount at least equal to the par value of the shares being issued and sold) or upon exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid and non-assessable.

3.            When, as and if (a) the terms of any particular series of Debt Securities have been duly authorized and duly established in accordance with the Indentures and applicable law, (b) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the Indentures), and (c) the applicable Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers against payment in accordance with such authorization, the Indentures, the applicable Purchase Agreement and applicable law and authenticated by the Trustee, such Debt Securities (including any Debt Securities duly executed and delivered upon the exchange or conversion of Debt Securities that are exchangeable or convertible into another series of Debt Securities) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

W&T Offshore, Inc.

October 10, 2024

4.            The Guarantees will, when issued, constitute legal, valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their respective terms and will have been duly authorized by all limited liability company actions on the part of each of the Subsidiary Guarantors and constitute legal, valid and binding obligations of the Subsidiary Guarantors in accordance with their terms, except to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (c) any implied covenants of good faith and fair dealing.

5.            When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Warrant Agreement (including a form of certificate evidencing the Warrants), (b) Warrants with such terms have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in accordance with such authorization, the applicable Purchase Agreement and applicable law, and (c) the Securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate or organizational action.

6.            When, as and if (a) any Preferred Stock in the form of Depositary Shares has been duly authorized and duly established in accordance with the applicable Deposit Agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Depositary Shares (and any required amendment or supplement to the applicable Deposit Agreement), (c) the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the applicable Deposit Agreement, and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by duly authorized officers, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

W&T Offshore, Inc.
October 10, 2024

7.            The Resale Common Stock (other than the Vesting Common Stock) proposed to be sold by the selling shareholder is legally issued, fully paid and nonassessable. If and when the vesting events applicable to the outstanding restricted stock units held by the selling shareholder occur in accordance with the terms of their grant and automatically convert to Vesting Common Stock, such Vesting Common Stock will be validly issued, fully paid and nonassessable shares of Common Stock.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) other commonly recognized statutory and judicial constraints as to enforceability, including statutes of limitations, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, and (v) any laws except the laws of the State of Texas, including the applicable provisions of the Texas Business Organizations Code, and New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or accumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

W&T Offshore, Inc.
October 10, 2024

To the extent that the obligations of the Company under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document Counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document Counterparty is duly qualified to engage in the activities contemplated by applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable Governing Document Counterparty and constitutes the legally valid and binding obligations of such Governing Document Counterparty, enforceable against such Governing Document Counterparty in accordance with its terms; that the applicable Governing Document Counterparty is in compliance, generally and with respect to acting as trustee, warrant agent, depositary or other counterparty, as the case may be, under the applicable Governing Document, with all applicable laws and regulations; and that the applicable Governing Document Counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present laws of the State of Texas or New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP